Exhibit 10(A)

SEVENTH AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT

This SEVENTH AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of December 1, 2015 (the “Effective Date”) by and between MVC CAPITAL, INC., a Delaware corporation, as borrower (“Borrower”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as lender (“Lender”).

RECITALS:

WHEREAS, the Borrower and Lender entered into a certain Secured Revolving Credit Agreement dated as of July 31, 2013 (the “Credit Agreement”), as amended by that certain First Amendment to Secured Revolving Credit Agreement dated January 31, 2014 between Borrower and Lender (the “First Amendment”), that certain Second Amendment to Secured Revolving Credit Agreement dated April 29, 2014 between Borrower and Lender (the “Second Amendment”), that certain Third Amendment to Secured Revolving Credit Agreement dated July 30, 2014 between Borrower and Lender (the “Third Amendment”), that certain Fourth Amendment to Secured Revolving Credit Agreement dated April 29, 2015 (the “Fourth Amendment”), that certain Fifth Amendment to Secured Revolving Credit Agreement dated July 31, 2015 (the “Fifth Amendment”) and that certain Sixth Amendment to Secured Revolving Credit Agreement dated September 30, 2015 (the “Sixth Amendment” and collectively with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Prior Amendments”);

WHEREAS, the Borrower has requested that the Lender extend the maturity of the Revolver Commitment under the Credit Agreement by amending the definition of “Termination Date”;

WHEREAS, the Lender is willing to provide the requested amendment upon the terms and subject to the conditions set forth below and amend the Credit Agreement as provided herein subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

AGREEMENT:

SECTION 1.         Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

Section 2.              Waiver. Section 5.01(b) of the Credit Agreement for the Fiscal Quarter ending July 31, 2015 is hereby waived (the “Waiver”). The Waiver shall be limited precisely as written and relates solely to Section 5.01(b) of the Credit Agreement in the manner and to the extent described above. Nothing in this Amendment shall be deemed to:

(a)           Constitute a waiver of compliance by the Borrower with respect to any other term, provision, or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or

(b)            Prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

SECTION 3.         Amendments to Credit Agreement. The Credit Agreement is hereby amended as set forth in this Section 3.

SECTION 3.01.    Amendment to Section 1.01. The definition of “Termination Date” in Section 1.01 of the Credit Agreement is deleted and replaced with the following:

“Termination Date” means the earlier to occur of (i) May 31, 2016, (ii) the date the Revolver Commitment is terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitment entirely pursuant to Section 2.09.

SECTION 3.02.    Amendment to Section 2.07(b). Section 2.07(b) of the Credit Agreement is deleted and replaced with the following:

(b)           The Borrower shall pay to the Lender a commitment fee equal to the product of: (i) the aggregate of the daily average amounts of the Unused Commitment, times (ii) a per annum percentage equal to 0.20%. Such commitment fee shall accrue from and including the Closing Date to and including the Termination Date. Commitment fees shall be payable (i) quarterly in arrears on each Quarterly Payment Date, and (ii) on the Termination Date; provided that should the Revolver Commitment be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

SECTION 4.         Reaffirmation. To induce the Lender to enter into this Amendment, the Borrower hereby (a) restates and renews each and every representation and warranty heretofore made by it under, or in connection with the execution and delivery of, the Credit Agreement and the other Loan Documents (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (b) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and in the other Loan Documents.

SECTION 5.         Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived:

(a)          the Lender shall have received this Amendment, duly executed by the Borrower and the Lender;

(b)          the Lender shall have received resolutions from the Borrower and other evidence as the Lender may reasonably request, respecting the authorization, execution and delivery of this Amendment;

(c)           the fact that the representations and warranties of the Borrower contained in Section 6 of this Amendment shall be true and correct on and as of the date hereof;

(d)           after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(e)           the Borrower shall have delivered, by wire transfer or immediately available funds, to the Lender the amount of $100,000 as an upfront fee, which such upfront fee shall be fully earned and payable on the Effective Date; and

(f)            all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

SECTION 6.         No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by the Prior Amendments and this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement, the Prior Amendments and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or the Prior Amendments, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement or the Prior Amendments, as each is hereby amended, and each is confirmed to be in full force and effect.

SECTION 7.         Representations and Warranties. The Borrower hereby represents and warrants to the Lender that, as of the Effective Date:

(a)                                 the Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

(b)                                 the execution and delivery of this Amendment and the performance of the Credit Agreement and the other Loan Documents have been duly authorized by all necessary action (if any) on the part of the Borrower;

(c)                                  the execution and delivery by the Borrower of this Amendment will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Applicable Law or any such contractual obligation (other than the Liens created by the Loan Documents on the Closing Date and from time to time thereafter);

(d)                                 this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law);

(e)                                  the execution and delivery of this Amendment and the performance by the Borrower hereunder does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the assets or properties of the Borrower are or may become bound;

(f)                                   the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all other Liens; and

(g)                                no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION 8.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 9.         Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 10.       Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

SECTION 11.       Waiver of Claims or Defenses. The Borrower represents that it does not have any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Lender relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 12.       Loan Document. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 13.       Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.       Entire Agreement. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

SECTION 15.       Notices. All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

SECTION 16.       Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender) in connection with the preparation and closing of this Amendment.

SECTION 17.       Definitions. Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MVC CAPITAL, INC.

By:	/s/ Scott J. Schuenke
Name:	Scott J. Schuenke
Title:	Chief Financial Officer

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Steven Whitcomb
Name:	Steven Whitcomb
Title:	Senior Vice President